Exhibit 99.1

Investor Contacts:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development and Investor Relations	Vice President - Communications
(630) 743-5131	(630) 743-5039
agaliuk@dovercorp.com	asakowicz@dovercorp.com

Jack Dickens
Director - Corporate Development and Investor Relations
(630) 743-2566
jdickens@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS; PROVIDES FULL YEAR 2022 GUIDANCE

DOWNERS GROVE, Ill., January 27, 2022 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2021.

	Three Months Ended December 31,			Years Ended December 31,
($ in millions, except per share data)	2021	2020	% Change	2021	2020	% Change
U.S. GAAP
Revenue	$1,989	$1,780	12%	$7,907	$6,684	18%
Net earnings [1]	363	182	99%	1,124	683	64%
Diluted EPS	2.49	1.25	99%	7.74	4.70	65%

Non-GAAP
Organic revenue change			11%			15%
Adjusted net earnings [2]	259	225	15%	1,109	824	35%
Adjusted diluted EPS	1.78	1.55	15%	7.63	5.67	35%
1 Q4 2021 and 2020 net earnings include rightsizing and other costs of $22.1 million and $16.5 million, respectively. Q4 2021 also includes a $135.1 million gain on the sale of Unified Brands and a $18.0 million gain related to the sale of our Race Winning Brands equity method investment. Full year 2021 and 2020 net earnings include rightsizing and other costs of $31.1 million and $40.7 million, respectively. Full year 2020 also includes a $3.9 million non-cash gain on the sale of AMS Chino, and full year 2021 also includes a $135.1 million gain on the sale of Unified Brands and a $18.0 million gain related to the sale of our Race Winning Brands equity method investment.

2 Q4 2021 and 2020 adjusted net earnings exclude after tax acquisition-related amortization costs of $27.0 million and $26.3 million, respectively, and rightsizing and other costs of $22.1 million and $16.5 million, respectively. Q4 2021 also excludes a $135.1 million gain on the sale of Unified Brands and a $18.0 million gain related to the sale of our Race Winning Brands equity method investment. Full year 2021 and 2020 adjusted net earnings exclude acquisition-related amortization costs of $107.2 million and $104.1 million, respectively, and rightsizing and other costs of $31.1 million and $40.7 million, respectively. Full year 2020 also excludes a $3.9 million non-cash gain on the sale of AMS Chino, and full year 2021 also excludes a $135.1 million gain on the sale of Unified Brands and a $18.0 million gain related to the sale of our Race Winning Brands equity method investment.

For the quarter ended December 31, 2021, Dover generated revenue of $2.0 billion, an increase of 12% (+11% organic) compared to the fourth quarter of the prior year. GAAP net earnings of $363 million increased 99%, and GAAP diluted EPS of $2.49 was up 99%. On an adjusted basis, net earnings of $259 million increased 15% and adjusted diluted EPS of $1.78 was also up 15% versus the comparable quarter of the prior year.

For the full year ended December 31, 2021, Dover generated revenue of $7.9 billion, an increase of 18% (+15% organic) compared to the prior year. GAAP net earnings of $1,124 million increased 64%, and GAAP diluted EPS of $7.74 was up 65% year-over-year. On an adjusted basis, net earnings of $1,109 million increased 35%, and adjusted diluted EPS of $7.63 was also up 35% versus the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “At the conclusion of our fiscal year end commentary, I typically thank our employees for their efforts in delivering our results, and our customers for their loyalty and trust. Recognizing that the operating environment of the past year was remarkably challenging, and in many ways continues to be such, I would like to be upfront and emphasize such recognition. We are humbled by the extraordinary efforts of our Dover team members in overcoming adversities during this past year which has enabled us to deliver strong operating results. We are grateful to our customers who trusted us with their businesses while adapting their supply chains and business models to a demanding operating environment. The resilience and creativity of our teams and the durability of our customer relationships were the key elements of our success this year, and we are committed to build upon those pillars into 2022 and mobilize to deliver another year of strong performance. Again, we thank you.

“We delivered strong results in the fourth quarter and the full year posting organic revenue growth of 11% and 15%, respectively. Solid top line growth, improving mix of products and services, and our operational excellence and enterprise capabilities allowed us to deliver a robust increase in profitability and earnings per share. The operating environment became increasingly challenging as 2021 progressed. While we are proud of our efforts to combat these challenges, they did impact portions of our portfolio that operate with particularly complex supply chains and produce labor- and material-intensive products. We have taken actions to address these challenges, and we expect to convert revenue growth into earnings at a sequentially improving rate through 2022, which is reflected in our guidance.

“Our strong operational execution in 2021 was complemented by stepped-up disciplined capital allocation, as we continued to enhance our portfolio by deploying our highest amount of capital since 2016 toward numerous strategically and financially attractive capacity investments for organic growth and bolt-on acquisitions. These investments are part of our deliberate strategy to expand into markets with secular growth opportunities. Recognizing recent changes to our portfolio, we renamed our Fueling Solutions segment to ‘Clean Energy & Fueling’, and our Refrigeration & Food Equipment segment to ‘Climate & Sustainability Technologies’ to better reflect the markets and customers served by these businesses.

“We begin 2022 with a constructive outlook and are well-equipped to navigate this persistently demanding operational environment. We see sustained strong demand conditions across much of our portfolio which is reflected in our order backlogs and which allows us to better plan our capacity, production and inventory, a major benefit in today’s constrained operating environment. While we expect the operational challenges in supply chain and labor availability to continue into early 2022, we will remain focused on delivering products and services to our customers against a robust backlog and actively managing margin headwinds.

“We believe we are well-positioned to deliver robust top-line growth, margin expansion and EPS accretion in 2022. Our strategy remains unchanged: drive superior value-creation through growth in excess of GDP, continued profitability improvement, strong cash flow and smart capital deployment. The Dover team is prepared to continue delivering against our ambitious objectives to maximize value and benefits to our shareholders, customers, and employees.”

FULL YEAR 2022 GUIDANCE:

In 2022, Dover expects to generate GAAP EPS in the range of $7.45 to $7.65 (adjusted EPS of $8.45 to $8.65), based on full year revenue growth of 8% to 10% (7% to 9% on an organic basis). A full reconciliation between forecasted GAAP and forecasted adjusted measures in included as an exhibit herein.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2021 results as well as 2022 guidance at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, January 27, 2022. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter and full year results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of approximately $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2021

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$1,989,235	$1,780,390	$7,907,081	$6,683,760
Cost of goods and services	1,267,748	1,128,941	4,937,295	4,209,741
Gross profit	721,487	651,449	2,969,786	2,474,019
Selling, general, and administrative expenses	438,685	405,520	1,688,278	1,541,032
Operating earnings	282,802	245,929	1,281,508	932,987
Interest expense	26,402	28,234	106,319	111,937
Interest income	(1,353)	(700)	(4,441)	(3,571)
Gain on dispositions	(206,338)	—	(206,338)	(5,213)
Other income, net	3,378	(2,013)	(14,858)	(11,900)
Earnings before provision for income taxes	460,713	220,408	1,400,826	841,734
Provision for income taxes	97,928	38,302	277,008	158,283
Net earnings	$362,785	$182,106	$1,123,818	$683,451

Net earnings per share:
Basic	$2.52	$1.27	$7.81	$4.74
Diluted	$2.49	$1.25	$7.74	$4.70
Weighted average shares outstanding:
Basic	144,005	143,954	143,923	144,050
Diluted	145,460	145,355	145,273	145,393

Dividends paid per common share	$0.50	$0.50	$1.99	$1.97

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
REVENUE
Engineered Products	$428,127	$442,091	$447,798	$462,811	$1,780,827	$408,160	$342,380	$386,562	$394,175	$1,531,277
Clean Energy & Fueling	389,678	437,042	410,561	410,872	1,648,153	359,982	326,495	380,511	409,294	1,476,282
Imaging & Identification	284,328	294,076	292,535	292,428	1,163,367	256,765	227,977	265,690	287,746	1,038,178
Pumps & Process Solutions	394,377	428,701	438,240	447,316	1,708,634	319,536	309,095	347,875	347,497	1,324,003
Climate & Sustainability Technologies	372,077	430,506	429,425	376,167	1,608,175	311,913	293,527	368,395	342,255	1,316,090
Intra-segment eliminations	(686)	(740)	(290)	(359)	(2,075)	(417)	(299)	(777)	(577)	(2,070)
Total consolidated revenue	$1,867,901	$2,031,676	$2,018,269	$1,989,235	$7,907,081	$1,655,939	$1,499,175	$1,748,256	$1,780,390	$6,683,760

NET EARNINGS
Segment Earnings:
Engineered Products [1]	$68,779	$62,720	$71,717	$82,295	$285,511	$69,094	$47,702	$64,890	$56,481	$238,167
Clean Energy & Fueling	66,480	78,755	65,593	60,560	271,388	53,498	47,214	66,601	69,661	236,974
Imaging & Identification	56,992	60,747	63,419	55,989	237,147	51,482	38,046	51,928	52,017	193,473
Pumps & Process Solutions	123,645	138,632	142,414	142,172	546,863	66,079	67,702	89,786	81,709	305,276
Climate & Sustainability Technologies [2]	38,117	48,971	42,841	192,693	322,622	23,529	11,459	40,159	27,725	102,872
Total segment earnings (EBIT)	354,013	389,825	385,984	533,709	1,663,531	263,682	212,123	313,364	287,593	1,076,762
Corporate expense / other	38,620	40,762	33,498	47,947	160,827	24,097	27,311	35,603	39,651	126,662
Interest expense	26,823	26,661	26,433	26,402	106,319	27,268	28,711	27,724	28,234	111,937
Interest income	(680)	(942)	(1,466)	(1,353)	(4,441)	(1,183)	(728)	(960)	(700)	(3,571)
Earnings before provision for income taxes	289,250	323,344	327,519	460,713	1,400,826	213,500	156,829	250,997	220,408	841,734
Provision for income taxes	56,481	58,836	63,763	97,928	277,008	37,221	32,063	50,697	38,302	158,283
Net earnings	$232,769	$264,508	$263,756	$362,785	$1,123,818	$176,279	$124,766	$200,300	$182,106	$683,451

SEGMENT MARGIN
Engineered Products [1]	16.1%	14.2%	16.0%	17.8%	16.0%	16.9%	13.9%	16.8%	14.3%	15.6%
Clean Energy & Fueling	17.1%	18.0%	16.0%	14.7%	16.5%	14.9%	14.5%	17.5%	17.0%	16.1%
Imaging & Identification	20.0%	20.7%	21.7%	19.1%	20.4%	20.1%	16.7%	19.5%	18.1%	18.6%
Pumps & Process Solutions	31.4%	32.3%	32.5%	31.8%	32.0%	20.7%	21.9%	25.8%	23.5%	23.1%
Climate & Sustainability Technologies [2]	10.2%	11.4%	10.0%	51.2%	20.1%	7.5%	3.9%	10.9%	8.1%	7.8%
Total segment operating margin	19.0%	19.2%	19.1%	26.8%	21.0%	15.9%	14.1%	17.9%	16.2%	16.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$14,047	$11,981	$11,123	$11,493	$48,644	$10,122	$9,722	$10,717	$12,042	$42,603
Clean Energy & Fueling	19,269	19,475	19,920	19,346	78,010	18,339	17,968	18,014	18,482	72,803
Imaging & Identification	9,593	9,294	9,821	9,802	38,510	8,769	9,224	9,809	10,576	38,378
Pumps & Process Solutions	16,926	16,866	17,843	17,440	69,075	18,336	17,572	17,206	19,077	72,191
Climate & Sustainability Technologies	12,096	12,077	12,392	12,069	48,634	11,548	11,421	12,081	11,491	46,541
Corporate	1,875	1,826	1,812	1,737	7,250	1,638	1,696	1,662	1,539	6,535
Total depreciation and amortization expense	$73,806	$71,519	$72,911	$71,887	$290,123	$68,752	$67,603	$69,489	$73,207	$279,051

1 Q4 and FY2021 include a $24,723 gain related to the disposition of our Race Winning Brands ("RWB") equity method investment. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit.

2 Q4 and FY2021 include a $181,615 gain on the disposition of Unified Brands ("UB"), a $12,073 other than temporary impairment charge related to an equity method investment, and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries. Q1, Q2, Q3, and FY 2020 include a $6,551 gain, a $781 expense, a $557 expense, and a $5,213 gain, respectively, on disposition of the Chino, California branch of The AMS Group ("AMS Chino"). Q2 and FY 2020 also include a $3,640 write-off of assets.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
Net earnings per share:
Basic	$1.62	$1.84	$1.83	$2.52	$7.81	$1.22	$0.87	$1.39	$1.27	$4.74
Diluted	$1.61	$1.82	$1.81	$2.49	$7.74	$1.21	$0.86	$1.38	$1.25	$4.70

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$232,769	$264,508	$263,756	$362,785	$1,123,818	$176,279	$124,766	$200,300	$182,106	$683,451

Weighted average shares outstanding:
Basic	143,765	143,941	143,976	144,005	143,923	144,259	143,955	144,032	143,954	144,050
Diluted	144,938	145,118	145,440	145,460	145,273	145,782	144,995	145,289	145,355	145,393

* Per share data may be impacted by rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$385,504	$513,075
Receivables, net of allowances	1,347,514	1,137,223
Inventories, net	1,191,095	835,804
Prepaid and other current assets	137,596	133,085
Property, plant and equipment, net	957,310	897,326
Goodwill	4,558,822	4,072,542
Intangible assets, net	1,359,522	1,083,772
Other assets and deferred charges	466,264	479,247
Total assets	$10,403,627	$9,152,074

Liabilities and Stockholders' Equity:
Notes payable	$105,702	$—
Payables, accrued expenses and other current liabilities	2,144,639	1,738,798
Deferred taxes and other non-current liabilities	945,044	918,674
Long-term debt	3,018,714	3,108,829
Stockholders' equity	4,189,528	3,385,773
Total liabilities and stockholders' equity	$10,403,627	$9,152,074

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2021	2020
Operating activities:
Net earnings	$1,123,818	$683,451
Depreciation and amortization	290,123	279,051
Stock-based compensation	31,111	25,026
Contributions to employee benefit plans	(14,383)	(19,801)
Gain on dispositions	(206,338)	(5,213)
Net change in assets and liabilities	(108,466)	142,296
Net cash provided by operating activities	1,115,865	1,104,810

Investing activities:
Additions to property, plant and equipment	(171,465)	(165,692)
Acquisitions (net of cash and cash equivalents acquired)	(1,112,075)	(335,786)
Proceeds from the sale of property, plant and equipment	7,070	7,207
Proceeds from dispositions	274,982	15,400
Other	8,735	(2,508)
Net cash used in investing activities	(992,753)	(481,379)

Financing activities:
Change in commercial paper and notes payable, net	105,000	(84,700)
Dividends to stockholders	(286,896)	(284,312)
Purchase of common stock	(21,637)	(106,279)
Payments to settle employee tax obligations on exercise	(41,924)	(28,476)
Other	(4,423)	(2,523)
Net cash used in financing activities	(249,880)	(506,290)

Effect of exchange rate changes on cash	(803)	(1,319)

Net (decrease) increase in cash and cash equivalents	(127,571)	115,822
Cash and cash equivalents at beginning of period	513,075	397,253
Cash and cash equivalents at end of period	$385,504	$513,075

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
Adjusted net earnings:
Net earnings	$232,769	$264,508	$263,756	$362,785	$1,123,818	$176,279	$124,766	$200,300	$182,106	$683,451
Acquisition-related amortization, pre-tax [1]	35,516	35,162	35,587	35,715	141,980	34,062	34,101	35,325	35,027	138,515
Acquisition-related amortization, tax impact [2]	(8,720)	(8,571)	(8,700)	(8,763)	(34,754)	(8,411)	(8,451)	(8,810)	(8,695)	(34,367)
Rightsizing and other costs (benefits), pre-tax [3]	4,162	10,779	(3,201)	26,696	38,436	7,859	16,840	5,848	20,925	51,472
Rightsizing and other costs (benefits), tax impact [2]	(1,031)	(2,597)	902	(4,610)	(7,336)	(1,605)	(3,452)	(1,343)	(4,402)	(10,802)
(Gain) loss on dispositions, pre-tax [4]	—	—	—	(206,338)	(206,338)	(6,551)	781	557	—	(5,213)
(Gain) loss on dispositions, tax-impact [2]	—	—	—	53,218	53,218	1,592	(190)	(135)	—	1,267
Adjusted net earnings	$262,696	$299,281	$288,344	$258,703	$1,109,024	$203,225	$164,395	$231,742	$224,961	$824,323

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.61	$1.82	$1.81	$2.49	$7.74	$1.21	$0.86	$1.38	$1.25	$4.70
Acquisition-related amortization, pre-tax [1]	0.25	0.24	0.24	0.25	0.98	0.23	0.24	0.24	0.24	0.95
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs (benefits), pre-tax [3]	0.03	0.07	(0.02)	0.18	0.26	0.05	0.12	0.04	0.14	0.35
Rightsizing and other costs (benefits), tax impact [2]	(0.01)	(0.02)	0.01	(0.03)	(0.05)	(0.01)	(0.02)	(0.01)	(0.03)	(0.07)
(Gain) loss on dispositions, pre-tax [4]	—	—	—	(1.42)	(1.42)	(0.04)	—	—	—	(0.03)
(Gain) loss on dispositions, tax-impact [2]	—	—	—	0.37	0.37	0.01	—	—	—	0.01
Adjusted diluted net earnings per share	$1.81	$2.06	$1.98	$1.78	$7.63	$1.39	$1.13	$1.60	$1.55	$5.67

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs (benefits) include actions taken on employee reductions, facility consolidations and site closures, product line exits, and other asset charges. Q4 and FY 2021 for our Climate & Sustainability Technologies segment include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit in our Engineered Products segment.

4 Q4 and FY2021 represent a $181,615 gain on disposition of UB in our Climate & Sustainability Technologies segment and a $24,723 gain on disposition of our RWB equity method investment in our Engineered Products segment. Q1, Q2, Q3 and FY2020 represent a (gain) loss on the sale of AMS Chino, including working capital adjustments, in our Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$68,779	$62,720	$71,717	$82,295	$285,511	$69,094	$47,702	$64,890	$56,481	$238,167
Rightsizing and other costs (benefits) [1]	4,019	4,654	(8,332)	464	805	361	4,169	2,375	4,625	11,530
(Gain) loss on disposition [2]	—	—	—	(24,723)	(24,723)	—	—	—	—	—
Adjusted EBIT - Segment	72,798	67,374	63,385	58,036	261,593	69,455	51,871	67,265	61,106	249,697
Adjusted EBIT %	17.0%	15.2%	14.2%	12.5%	14.7%	17.0%	15.2%	17.4%	15.5%	16.3%
Adjusted D&A [3]	10,594	9,695	11,123	11,493	42,905	10,122	9,722	10,651	10,193	40,688
Adjusted EBITDA - Segment	$83,392	$77,069	$74,508	$69,529	$304,498	$79,577	$61,593	$77,916	$71,299	$290,385
Adjusted EBITDA %	19.5%	17.4%	16.6%	15.0%	17.1%	19.5%	18.0%	20.2%	18.1%	19.0%
Clean Energy & Fueling:
Segment earnings (EBIT)	$66,480	$78,755	$65,593	$60,560	$271,388	$53,498	$47,214	$66,601	$69,661	$236,974
Rightsizing and other costs	58	1,657	1,584	548	3,847	1,493	868	1,615	2,727	6,703
Adjusted EBIT - Segment	66,538	80,412	67,177	61,108	275,235	54,991	48,082	68,216	72,388	243,677
Adjusted EBIT %	17.1%	18.4%	16.4%	14.9%	16.7%	15.3%	14.7%	17.9%	17.7%	16.5%
Adjusted D&A [3]	19,180	19,475	19,335	19,346	77,336	18,339	17,783	18,014	18,225	72,361
Adjusted EBITDA - Segment	$85,718	$99,887	$86,512	$80,454	$352,571	$73,330	$65,865	$86,230	$90,613	$316,038
Adjusted EBITDA %	22.0%	22.9%	21.1%	19.6%	21.4%	20.4%	20.2%	22.7%	22.1%	21.4%
Imaging & Identification:
Segment earnings (EBIT)	$56,992	$60,747	$63,419	$55,989	$237,147	$51,482	$38,046	$51,928	$52,017	$193,473
Rightsizing and other costs (benefits)	682	178	1,291	4,326	6,477	264	(527)	99	6,191	6,027
Adjusted EBIT - Segment	57,674	60,925	64,710	60,315	243,624	51,746	37,519	52,027	58,208	199,500
Adjusted EBIT %	20.3%	20.7%	22.1%	20.6%	20.9%	20.2%	16.5%	19.6%	20.2%	19.2%
Adjusted D&A [3]	9,218	9,184	9,821	9,274	37,497	8,769	9,224	9,809	10,201	38,003
Adjusted EBITDA - Segment	$66,892	$70,109	$74,531	$69,589	$281,121	$60,515	$46,743	$61,836	$68,409	$237,503
Adjusted EBITDA %	23.5%	23.8%	25.5%	23.8%	24.2%	23.6%	20.5%	23.3%	23.8%	22.9%
Pumps & Process Solutions:
Segment earnings (EBIT)	$123,645	$138,632	$142,414	$142,172	$546,863	$66,079	$67,702	$89,786	$81,709	$305,276
Rightsizing and other (benefits) costs	(2,006)	899	487	184	(436)	3,846	4,691	1,771	3,128	13,436
Adjusted EBIT - Segment	121,639	139,531	142,901	142,356	546,427	69,925	72,393	91,557	84,837	318,712
Adjusted EBIT %	30.8%	32.5%	32.6%	31.8%	32.0%	21.9%	23.4%	26.3%	24.4%	24.1%
Adjusted D&A [3]	16,926	16,866	17,206	17,440	68,438	16,230	16,816	17,206	17,565	67,817
Adjusted EBITDA - Segment	$138,565	$156,397	$160,107	$159,796	$614,865	$86,155	$89,209	$108,763	$102,402	$386,529
Adjusted EBITDA %	35.1%	36.5%	36.5%	35.7%	36.0%	27.0%	28.9%	31.3%	29.5%	29.2%
Climate & Sustainability Technologies:
Segment earnings (EBIT)	$38,117	$48,971	$42,841	$192,693	$322,622	$23,529	$11,459	$40,159	$27,725	$102,872
Rightsizing and other (benefits) costs [4]	(38)	2,539	1,520	19,193	23,214	704	6,016	(971)	726	6,475
(Gain) loss on dispositions [5]	—	—	—	(181,615)	(181,615)	(6,551)	781	557	—	(5,213)
Adjusted EBIT - Segment	38,079	51,510	44,361	30,271	164,221	17,682	18,256	39,745	28,451	104,134
Adjusted EBIT %	10.2%	12.0%	10.3%	8.0%	10.2%	5.7%	6.2%	10.8%	8.3%	7.9%
Adjusted D&A [3]	11,745	12,077	12,392	12,069	48,283	11,548	11,421	12,081	11,491	46,541
Adjusted EBITDA - Segment	$49,824	$63,587	$56,753	$42,340	$212,504	$29,230	$29,677	$51,826	$39,942	$150,675
Adjusted EBITDA %	13.4%	14.8%	13.2%	11.3%	13.2%	9.4%	10.1%	14.1%	11.7%	11.4%
Total Segments:
Segment earnings (EBIT) [6]	$354,013	$389,825	$385,984	$533,709	$1,663,531	$263,682	$212,123	$313,364	$287,593	$1,076,762
Rightsizing and other costs (benefits) [1,4]	2,715	9,927	(3,450)	24,715	33,907	6,668	15,217	4,889	17,397	44,171
(Gain) loss on dispositions [2,5]	—	—	—	(206,338)	(206,338)	(6,551)	781	557	—	(5,213)
Adjusted EBIT - Segment [7]	356,728	399,752	382,534	352,086	1,491,100	263,799	228,121	318,810	304,990	1,115,720
Adjusted EBIT % [7]	19.1%	19.7%	19.0%	17.7%	18.9%	15.9%	15.2%	18.2%	17.1%	16.7%
Adjusted D&A [3]	67,663	67,297	69,877	69,622	274,459	65,008	64,966	67,761	67,675	265,410
Adjusted EBITDA - Segment [7]	$424,391	$467,049	$452,411	$421,708	$1,765,559	$328,807	$293,087	$386,571	$372,665	$1,381,130
Adjusted EBITDA % [7]	22.7%	23.0%	22.4%	21.2%	22.3%	19.9%	19.5%	22.1%	20.9%	20.7%

1 Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit.
2 Q4 and FY2021 include a $24,723 gain on the disposition of our RWB equity method investment.
[3] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
4 Q4 and FY 2021 include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries.

5 Q4 and FY2021 include a $181,615 gain on the disposition of UB. Q1, Q2, Q3, and FY 2020 include a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain on disposition of AMS Chino, respectively.

[6] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[7] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2021
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	2.3%	25.4%	14.2%	16.3%	14.1%
Clean Energy & Fueling	3.0%	24.9%	3.0%	(4.3)%	5.8%
Imaging & Identification	3.7%	20.2%	7.4%	2.8%	8.0%
Pumps & Process Solutions	18.4%	33.6%	24.6%	29.8%	26.6%
Climate & Sustainability Technologies	18.3%	43.5%	16.0%	13.3%	22.0%
Total Organic	8.8%	29.7%	13.2%	11.5%	15.3%
Acquisitions	1.2%	1.3%	1.1%	1.5%	1.3%
Dispositions	(0.3)%	—%	—%	(0.5)%	(0.2)%
Currency translation	3.1%	4.5%	1.1%	(0.8)%	1.9%
Total*	12.8%	35.5%	15.4%	11.7%	18.3%
* Totals may be impacted by rounding.

	2021
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
United States	6.9%	25.0%	15.7%	16.0%	15.7%
Other Americas	3.0%	49.6%	8.7%	(6.5)%	11.6%
Europe	12.7%	29.8%	15.5%	6.9%	15.5%
Asia	19.8%	37.6%	4.6%	14.5%	17.9%
Other	(4.7)%	43.0%	0.1%	9.8%	10.0%
Total Organic	8.8%	29.7%	13.2%	11.5%	15.3%
Acquisitions	1.2%	1.3%	1.1%	1.5%	1.3%
Dispositions	(0.3)%	—%	—%	(0.5)%	(0.2)%
Currency translation	3.1%	4.5%	1.1%	(0.8)%	1.9%
Total*	12.8%	35.5%	15.4%	11.7%	18.3%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	2021 Actual	2022 Guidance
Adjusted net earnings per share*:
Net Earnings (GAAP)	$7.74	$7.45 - $7.65
Acquisition-related amortization, net	0.73	0.89
Rightsizing and other costs, net	0.21	0.11
Gain on dispositions, net	(1.05)	—
Adjusted net earnings (Non-GAAP)	$7.63	$8.45 - $8.65
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
BOOKINGS

Engineered Products	$528,310	$497,200	$502,767	$585,452	$2,113,729	$414,972	$278,373	$381,139	$484,002	$1,558,486
Clean Energy & Fueling	422,668	453,146	467,821	398,844	1,742,479	373,070	311,498	383,902	403,400	1,471,870
Imaging & Identification	293,614	299,608	293,782	303,400	1,190,404	272,604	221,315	266,423	304,756	1,065,098
Pumps & Process Solutions	551,365	521,010	490,581	460,105	2,023,061	369,403	275,872	323,801	365,262	1,334,338
Climate & Sustainability Technologies	537,326	606,545	540,280	632,849	2,317,000	355,157	326,400	449,549	379,393	1,510,499
Intra-segment eliminations	(863)	(498)	(407)	(290)	(2,058)	(375)	(460)	(926)	(425)	(2,186)
Total consolidated bookings	$2,332,420	$2,377,011	$2,294,824	$2,380,360	$9,384,615	$1,784,831	$1,412,998	$1,803,888	$1,936,388	$6,938,105

BACKLOG

Engineered Products	$562,557	$613,517	$662,834	$785,085		$453,867	$378,874	$373,458	$463,701
Clean Energy & Fueling	238,822	256,497	312,176	383,572		211,518	199,305	204,574	201,521
Imaging & Identification	198,556	206,125	204,766	212,098		170,119	168,904	171,158	192,785
Pumps & Process Solutions	539,097	634,477	682,415	688,931		397,969	379,090	361,631	390,238
Climate & Sustainability Technologies	677,309	854,188	964,233	1,174,479		356,133	390,368	472,140	510,498
Intra-segment eliminations	(544)	(262)	(252)	(225)		(159)	(367)	(269)	(192)
Total consolidated backlog	$2,215,797	$2,564,542	$2,826,172	$3,243,940		$1,589,447	$1,516,174	$1,582,692	$1,758,551

Bookings Growth Factors

	2021
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	24.8%	73.5%	30.3%	19.7%	33.2%
Clean Energy & Fueling	7.3%	33.5%	15.8%	(7.0)%	11.2%
Imaging & Identification	0.1%	26.6%	7.5%	0.7%	7.7%
Pumps & Process Solutions	44.0%	81.7%	50.1%	26.3%	48.2%
Climate & Sustainability Technologies	50.7%	83.1%	19.7%	69.9%	53.3%
Total Organic	26.5%	61.2%	24.8%	22.2%	31.9%
Acquisitions	1.5%	2.0%	1.1%	1.4%	1.5%
Dispositions	(0.3)%	—%	—%	(0.5)%	(0.2)%
Currency translation	3.0%	5.0%	1.3%	(0.2)%	2.1%
Total*	30.7%	68.2%	27.2%	22.9%	35.3%
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2021
(Amounts in thousands except share data and where otherwise indicated)
Acquisitions

During the fourth quarter of 2021, the Company completed the acquisition of ECI Holding Company ("RegO"), Acme Cryo Intermediate Inc. ("Acme Cryogenics"), and LIQAL B.V. ("LIQAL") within the Clean Energy & Fueling segment for a total consideration of $945.9 million, net of cash acquired and including contingent consideration.

For the full year 2021, the Company acquired nine businesses in separate transactions for total consideration of $1,125.1 million, net of cash acquired and including contingent consideration. The businesses were acquired to complement and expand upon existing operations within the Clean Energy & Fueling, Engineered Products, Imaging & Identification, and Pumps & Process Solutions segments. The purchase price allocation for our acquisitions is preliminary and subject to change during the measurement period.

Dispositions

During the fourth quarter of 2021, the Company completed the disposition of Unified Brands ("UB"), a wholly owned subsidiary of the Company within the Climate & Sustainability segment, and Race Winning Brands ("RWB"), a equity method investment within the Engineered Products segment for a total consideration of $229.0 million and $45.0 million, respectively.

The UB disposition resulted in a preliminary pre-tax gain of $181.6 million, included within the Condensed Consolidated Statements of Earnings and within the Climate & Sustainability Technologies segment for the year ended December 31, 2021. The preliminary pre-tax gain on sale is subject to standard working capital adjustments. The sale does not represent a strategic shift that will have a major effect on operations and financial results and, therefore, did not qualify for presentation as a discontinued operation.

The RWB disposition resulted in a pre-tax gain of $24.7 million, included within the Condensed Consolidated Statements of Earnings and within the Engineered Products segment for the year ended December 31, 2021. The preliminary pre-tax gain on sale is subject to standard working capital adjustments.

Segment Rename

Recognizing recent portfolio changes, the Company renamed the Fueling Solutions segment to ‘Clean Energy & Fueling’, and the Refrigeration & Food Equipment segment to ‘Climate & Sustainability Technologies’ to better reflect the markets and customers served by these businesses.

Rightsizing and Other Costs

During the fourth quarter and year ended December 31, 2021, rightsizing activities included restructuring charges of $6.0 million and $26.7 million, respectively, and other costs of $20.7 million and $11.7 million, respectively. For the full year 2021, restructuring expense was comprised primarily of restructuring programs initiated in 2020 and 2021 in response to demand conditions, asset charges related to a product line exit, as well as broad-based operational efficiency initiatives focusing on footprint consolidation and IT centralization. Other costs in Q4 and FY 2021 were comprised primarily of charges in our Climate & Sustainability Technologies segment related to an equity method investment impairment charge of $12.1 million and write-off of assets incurred in connection with an exit from certain Latin America countries of $6.1 million. Full year 2021 includes a $9.1 million payment received in Q3 for previously incurred restructuring costs related to a product line exit in our Engineered Products Segment.

($ in millions)	2021		2020
	Q4	FY	Q4	FY
Engineered Products	$0.5	$0.8	$4.6	$11.5
Clean Energy & Fueling	0.5	3.8	2.7	6.7
Imaging & Identification	4.3	6.5	6.2	6.0
Pumps & Process Solutions	0.2	(0.4)	3.1	13.4
Climate & Sustainability Technologies	19.2	23.2	0.7	6.5
Corporate	2.0	4.5	3.5	7.3
Total*	$26.7	$38.4	$20.9	$51.5
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION (CONTINUED)
FOURTH QUARTER AND FULL YEAR 2021
(Amounts in thousands except share data and where otherwise indicated)
Tax Rate

The effective tax rate was 21.3% and 17.4% for the fourth quarters of 2021 and 2020, respectively. On a full year basis, the effective tax rate for 2021 and 2020 was 19.8% and 18.8%, respectively. The 2021 tax rate was primarily driven by favorable audit settlements and the tax deduction for share-based awards. The 2020 tax rate was primarily driven by the release of reserves due to the statute of limitations expiration and the tax deduction for share-based awards.

Share Repurchases

During the year ended December 31, 2021, the Company purchased approximately 0.2 million shares of its common stock for a total cost of $21.6 million, or $118.27 per share. As of December 31, 2021, 19.8 million shares remain authorized for repurchase under the November 2020 share repurchase authorization.

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2021	December 31, 2020
Short-term borrowings	$702	$—
Commercial paper	105,000	—
Notes payable	105,702	—
Long-term debt	3,018,714	3,108,829
Total debt	3,124,416	3,108,829
Less: Cash and cash equivalents	(385,504)	(513,075)
Net debt	2,738,912	2,595,754
Add: Stockholders' equity	4,189,528	3,385,773
Net capitalization	$6,928,440	$5,981,527
Net debt to net capitalization	39.5%	43.4%

Quarterly Cash Flow

	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
Net Cash Flows Provided By (Used In):
Operating activities	$177,184	$260,073	$351,329	$327,279	$1,115,865	$75,863	$271,809	$339,247	$417,891	$1,104,810
Investing activities	(29,572)	(121,631)	(135,439)	(706,111)	(992,753)	(230,511)	(67,763)	(64,724)	(118,381)	(481,379)
Financing activities	(124,239)	(75,949)	(74,610)	24,918	(249,880)	280,954	(67,458)	(496,832)	(222,954)	(506,290)

Quarterly Free Cash Flow (Non-GAAP)

	2021					2020
	Q1	Q2	Q3	Q4	FY 2021	Q1	Q2	Q3	Q4	FY 2020
Cash flow from operating activities	$177,184	$260,073	$351,329	$327,279	$1,115,865	$75,863	$271,809	$339,247	$417,891	$1,104,810
Less: Capital expenditures	(31,260)	(41,971)	(47,926)	(50,308)	(171,465)	(40,172)	(38,999)	(44,393)	(42,128)	(165,692)
Free cash flow [1]	$145,924	$218,102	$303,403	$276,971	$944,400	$35,691	$232,810	$294,854	$375,763	$939,118

Free cash flow as a percentage of revenue	7.8%	10.7%	15.0%	13.9%	11.9%	2.2%	15.5%	16.9%	21.1%	14.1%

Free cash flow as a percentage of adjusted net earnings	55.5%	72.9%	105.2%	107.1%	85.2%	17.6%	141.6%	127.2%	167.0%	113.9%
1 FY 2020 cash flow from operating activities reflects benefits from permitted deferrals of tax payments, most significantly in Q2, Q3, and Q4 and advanced payments on contracts, most significantly in Q3.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, net debt, net capitalization, net debt to net capitalization ratios, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, debt or equity, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization, rightsizing and other costs/benefits, and gain/loss on dispositions. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share represents adjusted net earnings divided by average diluted shares.

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs/benefits, and gain/loss on dispositions. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio equals net debt divided by net capitalization. Management believes the net debt to net capitalization ratio is useful to assess our overall financial leverage and capacity.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.